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                                                                 EXHIBIT 99.19.5


                           LIMITED POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes
J. David Huber, Mark E. Nagle and George O. Martinez, and each of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement of Pacific Innovations Trust, a Delaware Business Trust, on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any or all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.


DATED:  October 2, 1996


                                            /s/ JOHN P. PRIVAT
                                            ------------------------------
                                            Print Name: John P. Privat